                                  EXHIBIT 99.4

February 7, 2007

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
--------------------------------------------

Ms. Therese Hathaway
Secretary
Telos Corporation
19886 Ashburn Road
Ashburn, Virginia  20147-2358

Dear Ms. Hathaway:

Please take notice that the undersigned holders of Telos' 12% Cumulative
Exchangeable Redeemable Preferred Stock ("ERPS") hereby request that Telos call a special meeting of the holders of ERPS pursuant to Article Fifth, Section 7 of the Articles of Amendment and Restatement ("Charter") of Telos Corporation
("Telos") for the purpose of electing two new Class D Directors. The undersigned further request that Telos solicit from all Telos' ERPS holders nominees for the vacant Class D directorships.

Telos' Charter requires that Telos call a special meeting of the ERPS holders within 30 days of the mailing of this notice. If Telos fails to call a special meeting within 30 days of the date of this notice, the undersigned holders of
ERPS will be entitled to call the special meeting at a place of their choosing at the expense of Telos.

By: /s/ Andrew Siegel
    -----------------
        Andrew Siegel, on behalf of:
        Costa Brava Partnership III, LP

By: /s/ Nelson Obus
    ---------------
        Nelson Obus, on behalf of:
        Wynnefield Small Cap Value, LP
        Wynnefield Small Cap Value I, LP
        Channel Partnership II, LP
        Wynnefield Small Cap Value Offshore Fund, Ltd.
        Wynnefield Capital Management, LLC
        Wynnefield Capital, Inc.
        Joshua Landes